UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 22, 2009

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On January 22, 2009, Michael J. Herling’s previously approved appointment to the Company’s Board of Directors became effective.  The information set forth in Item 5.02 of the Company’s Current Report on Form 8-K filed on November 14, 2008 is hereby incorporated by reference.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On January 22, 2009, the previously approved amendment to Article V of the Bylaws of the Company to increase the number of persons serving on the Board of Directors from nine to ten became effective.  The information set forth in the second paragraph of Item 5.03 of the Company’s Current Report on Form 8-K filed on November 14, 2008 is hereby incorporated by reference, and the amended and restated Bylaws are filed as Exhibit 3(ii) hereto.

Item 8.01          Other Events.

           On January 22, 2009, the Company’s Board of Directors affirmatively determined that Michael J. Herling is independent under the listing standards of the New York Stock Exchange and the independence determination guidelines described in the Company’s Corporate Governance Policies.

Item 9.01.         Financial Statements and Exhibits.

(d)       Exhibits

3(ii)	Bylaws of The Brink's Company, as amended and restated through January 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: January 22, 2009	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT                                                                DESCRIPTION

3(ii)	Bylaws of The Brink's Company, as amended and restated through January 22, 2009.